UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2015

MUSCLEPHARM CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

MusclePharm Corporation (the “Company”) has adopted a form of Independent Director Consent to Serve (“IDCS”) as a new agreement which will be used in connection with the nomination, appointment and election of non-employee directors of the Company and its subsidiaries. The Board of Directors has determined that in connection with all presently serving non-employee directors; the tenure of the IDCS will govern such existing director’s service to the Company. Acceptance by each non-employee director would be a continuing requirement for service on the Board of Directors. The IDCS will supersede prior director agreements with respect to their service.

A form of the IDCS is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Additionally, effective April 19, 2015, the Company’s Board of Directors (the “Board”) increased the size of the Board to seven (7) directors.

ITEM 8.01 Other Items

On April 20, 2015 the Company issued a Press Release, a copy of which is attached as Exhibit 99.2 hereto.

The Company is currently exploring the possibility of splitting the roles of the Company’s Chairman of the Board and that of its Chief Executive Officer. Currently, the positions of Chief Executive Officer and Chairman of the Board are filled by one individual.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.

99.1	Form of Independent Director Consent to Serve
99.2	MusclePharm Corporation Press Release dated April 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: April 20, 2015
	By:	/s/ Brad Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer